As filed with the Securities and Exchange Commission on August 4, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PROVIDENCE SERVICE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 Canal Street, Third Floor, Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

The Providence Service Corporation 2006 Long-Term Incentive Plan

(Full title of the Plan)

The Providence Service Corporation

Attn: Sophia Tawil, Senior Vice President and General Counsel

700 Canal Street, Third Floor, Stamford, CT 06902

(Name and address of agent for service)

(203) 307-2800

(Telephone number, including area code, of agent for service)

With a copy to:

Meir D. Katz, Esq.

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

(212) 909-6615

Indicate by check mark whether the registrant is large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(3)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,000,000	$46.79	$46,790,000	$4,711.75

(1)

Represents shares issuable under The Providence Service Corporation 2006 Long-Term Incentive Plan as a result of an amendment approved by stockholders of the registrant on July 27, 2016 (the “2006 Plan”).

(2)

Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based upon the average of the high and low prices of the registrant’s common stock on July 29, 2016 as reported on the Nasdaq Global Select Market.

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also includes such indeterminate number of shares of common stock as may be issued under the 2006 Plan pursuant to certain anti-dilution provisions contained in the 2006 Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the registrant hereby makes the following statement:

This Registration Statement on Form S-8 is being filed by the registrant to register an additional 1,000,000 shares of its common stock which are issuable upon the exercise of options and upon the grant of restricted stock and other stock-based awards available for grant under the 2006 Plan, pursuant to the amendment approved by the stockholders of the registrant on July 27, 2016. These 1,000,000 shares are in addition to the shares of the registrant’s common stock which were previously registered pursuant to the following Registration Statements on Form S-8 filed by the registrant with the Securities and Exchange Commission (the “Commission” and such registration statements, collectively, the “Prior Registration Statements”):

Common Stock Shares	Registration Statement	Commission File No.	Date of Filing
800,000	Form S-8	333-135126	June 19, 2006
1,000,000	Form S-8	333-151079	May 21, 2008
1,100,000	Form S-8	333-166978	May 20, 2010
1,500,000	Form S-8	333-183339	August 16, 2012

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated in this Registration Statement by reference, to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The Commission allows the registrant to “incorporate by reference” into this Registration Statement information that it files with the Commission in other documents. This means the registrant can disclose important information to you by referring to another document it files with the Commission.

The registrant incorporates by reference, as of their respective dates of filing, the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

(1)     the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 11, 2016, as amended by Amendment No. 1 filed with the Commission on April 29, 2016 and Amendment No. 2 filed with the Commission on June 29, 2016;

(2)     the Definitive Proxy Statement on Schedule 14A filed with the Commission on June 14, 2016;

(3)     the registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2016 and June 30, 2016, filed with the Commission on May 6, 2016 and August 2, 2016, respectively;

(4)     the registrant’s Current Reports on Form 8-K filed with the Commission on February 3, 2016, February 16, 2016, March 8, 2016, April 8, 2016, May 27, 2016, June 6, 2016, June 13, 2016, July 6, 2016 and July 28, 2016; and

(5)     the description of the registrant’s common stock, par value $0.001 per share, contained in the registrant’s Registration Statement on Form 8-A (File No. 000-50364) filed August 13, 2003, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any amendment or report filed for the purpose of updating such description.

All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereby have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

4.1

The Providence Service Corporation 2006 Long-Term Incentive Plan, as amended (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the registrant on June 14, 2016).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG Australia.
23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on August 4, 2016.

THE PROVIDENCE SERVICE CORPORATION

By:	/s/ Sophia D. Tawil
Sophia D. Tawil
Senior Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James M. Lindstrom, David Shackelton and Sophia Tawil, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE(S)	DATE
/s/ Christopher S. Shackelton	Chairman of the Board of Directors	August 4, 2016
Christopher S. Shackelton

/s/ James M. Lindstrom	Director & Chief Executive Officer	August 4, 2016
James M. Lindstrom	(Principal Executive Officer)

/s/ David Shackelton	Chief Financial Officer	August 4, 2016
David Shackelton	(Principal Financial Officer)

/s/ William Severance	Chief Accounting Officer	August 4, 2016
William Severance	(Principal Accounting Officer)

/s/ Todd J. Carter	Director	August 4, 2016
Todd J. Carter

/s/ David A. Coulter	Director	August 4, 2016
David A. Coulter
/s/ Richard A. Kerley	Director	August 4, 2016
Richard A. Kerley
/s/ Kristi L. Meints	Director	August 4, 2016
Kristi L. Meints

/s/ Leslie V. Norwalk	Director	August 4, 2016
Leslie V. Norwalk
/s/ Frank J. Wright	Director	August 4, 2016
Frank J. Wright

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	The Providence Service Corporation 2006 Long-Term Incentive Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the registrant on June 14, 2016).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG Australia.

23.3	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this registration statement).